Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AGREEMENT

among

SEARS HOLDINGS CORPORATION,

and certain of its Subsidiaries,

as Grantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of March 20, 2018

THIS SECURITY AGREEMENT is subject to the terms and provisions of the Amended and Restated Intercreditor Agreement, dated as of March 20, 2018 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), among Wilmington Trust, National Association, as Second Lien Agent and Bank of America, N.A. and Wells Fargo Bank, National Association, each as an ABL Agent and the other persons from time to time party thereto.

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7.8	[Intentionally Omitted]	22
7.9	Counterparts	22
7.10	Severability	22
7.11	Section Headings	22
7.12	Integration	22
7.13	GOVERNING LAW	22
7.14	Acknowledgements	22
7.15	Additional Grantors	23
7.16	Releases	23
7.17	Jurisdiction, Etc.	23
7.18	WAIVER OF JURY TRIAL	24

SCHEDULES

Schedule 1	Grantors; Notice Addresses
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization

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AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of March 20, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by SEARS HOLDINGS CORPORATION, a Delaware corporation (the “Issuer”), and the subsidiaries of the Issuer from time to time party hereto (the “Subsidiary Obligors” and, together with the Issuer, the “Grantors”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity and, together with any successors and assigns, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the Grantors and the Collateral Agent are party to that certain Security Agreement, dated as of October 12, 2010, as amended by that certain First Amendment to Security Agreement, dated as of September 1, 2016 (as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Existing Security Agreement as provided herein;

WHEREAS, reference is made to that certain indenture, dated as of October 12, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “2010 Indenture”), by and among the Issuer, the Guarantors and WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as successor trustee (in such capacity, the “2010 Trustee”) and Collateral Agent, pursuant to which the Issuer issued $1,250,000,000 aggregate original principal of 6 5/8% Senior Secured Notes due 2018 (together with any Exchange Securities (as defined in the 2010 Indenture) and any Additional Notes (as defined in the 2010 Indenture) issued under the 2010 Indenture, the “Senior Secured Notes”).

WHEREAS, reference is further made to that certain Second Lien Credit Agreement, dated as of September 1, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among the Issuer, Sears Roebuck Acceptance Corp. and Kmart Corporation, as borrowers, the Guarantors, the lenders from time to time party thereto and JPP, LLC, as administrative agent and collateral administrator (the “Second Lien Credit Agreement Agent”), pursuant to which the borrowers have obtained a term loan in the aggregate amount of $300 million and established an uncommitted line of credit facility.

WHEREAS, reference is further made to that certain indenture, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “2018 Indenture”), by and among the Issuer, the Guarantors and COMPUTERSHARE TRUST COMPANY, N.A., in its capacity as trustee (in such capacity, the “2018 Trustee”), pursuant to which the Issuer issued $169,824,000.00 aggregate principal of 6 5/8% Senior Secured Convertible PIK Toggle Notes due 2019 (together with any PIK Interest Notes (or any increase in the principal amount of a Global Note related to PIK Interest) and any Additional Notes issued under the 2018 Indenture, the “Senior Secured Convertible Notes”).

WHEREAS, each of the Issuer and each Subsidiary Obligor is either a primary obligor or has unconditionally guaranteed all of the Secured Obligations.

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of this Agreement and the other Second Lien Documents, incur additional Junior Second Lien Obligations that are secured by Liens ranking equally and ratably with the Liens securing the existing Secured Obligations and entitled to distributions on an equal and ratable basis with the Senior Secured Notes.

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of this Agreement and the other Second Lien Documents, incur additional Senior Second Lien Obligations that are secured by Liens ranking equally and ratably with the Liens securing the existing Secured Obligations and entitled to distributions on an equal and ratable basis with the Senior Secured Convertible Notes and the obligations under the Second Lien Credit Agreement.

WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all Secured Obligations.

WHEREAS, the Issuer, the other Grantors, the Collateral Agent and the ABL Agents, have entered into that certain Second Amended and Restated Intercreditor Agreement, dated as of the date hereof (as amended, modified, supplemented or restated and in effect from time to time, the “Intercreditor Agreement”), establishing the relative rights and priorities of the Secured Parties and the First Lien Secured Parties in respect of the Collateral.

WHEREAS, each Grantor will receive substantial benefits from the issuance and maintenance of the Secured Obligations and each is, therefore, willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the 2018 Indenture and used herein shall have the meanings given to them in the 2018 Indenture, and the following terms are used herein as defined in the New York UCC: Accounts, Chattel Paper, Control, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Proceeds and Supporting Obligations.

(b) The following terms shall have the following meanings:

“ABL Agents” has the meaning provided in the Intercreditor Agreement.

“ABL Obligations” has the meaning provided in the Intercreditor Agreement.

“ABL Secured Parties” has the meaning provided in the Intercreditor Agreement.

“Additional First Lien Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional First Lien Obligations pursuant to any Additional First Lien Agreement.

“Additional First Lien Agreement” means any indenture, credit agreement or other agreement, if any, pursuant to which any Grantor has or will incur Additional First Lien Obligations.

“Agreement” has the meaning provided in the preamble hereof.

“Collateral” has the meaning provided in Section 2.1 hereof.

“Collateral Agent” has the meaning provided in the preamble hereof.

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of July 21, 2015, among the Issuer, Sears Roebuck Acceptance Corp., Kmart Corporation, the lenders from time to time party thereto, the issuing lenders from time to time party thereto, Bank of America, N.A., as administrative agent, co-collateral agent and swingline lender, Wells Fargo Bank, National Association, as co-collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements have been or may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Credit Card Accounts Receivables” means all Accounts together with all income, payments, and proceeds thereof, owed by a credit card payment processor or an issuer of credit cards to the Issuer or any Guarantor resulting from charges by a customer of the Issuer or such Guarantor on credit cards issued by such issuer in connection with the sale of goods by the Issuer or such Guarantor or services performed by the Issuer or such Guarantor.

“Discharge of First Lien Obligations” means the Discharge of ABL Obligations (as defined in the Intercreditor Agreement) and the payment in full in cash of all outstanding Additional First Lien Obligations.

“Discharge of Obligations” means in the case of any series of Secured Obligations, including the Senior Secured Notes, the Senior Secured Convertible Notes and the Second Lien Credit Agreement Obligations, the repayment, discharge or defeasance of such series of Secured Obligations under such agreement or such other event which entitles the Grantors to obtain a release of the Liens securing such Secured Obligations under the Security Documents (including, with respect to the 2010 Indenture and the 2018 Indenture, a discharge or defeasance of the such indenture in accordance with its terms).

“Discharge of Senior Second Lien Obligations” means the occurrence of a Discharge of Obligations with respect to all Senior Second Lien Obligations.

“Event of Default” means (i) an “Event of Default” under and as defined in the 2018 Indenture, the 2010 Indenture or the Second Lien Credit Agreement, or (ii) an “Event of Default” or equivalent term under and as defined in any Junior Second Lien Agreement or any Senior Second Lien Agreement.

“Final Date” means the first date on which a Discharge of Obligations shall have occurred with respect to all of the Secured Obligations.

“First Lien Collateral Agents” means (i) the ABL Agents and (ii) the Additional First Lien Agents.

“First Lien Obligations” means (i) the ABL Obligations and (ii) the Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the ABL Secured Parties and (ii) each Additional First Lien Agent and each holder of Additional First Lien Obligations.

“First Lien Security Agreement” means that certain Third Amended and Restated Guarantee and Collateral Agreement, dated as of July 21, 2015, by and among the Issuer, the grantors party thereto and Bank of America, N.A., Wells Fargo Bank, National Association and General Electric Capital Corporation, as co-collateral agents, as the same has been or may be amended, supplemented or otherwise modified from time to time.

“Grantors” has the meaning provided in the preamble hereof.

“Guarantors” has the meaning provided in the preamble hereof.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement” has the meaning provided in the recitals hereof.

“Issuer” has the meaning provided in the preamble hereof.

“Junior Second Lien Agent” means any Person appointed to act as trustee, agent or representative for the holders of a series of Junior Second Lien Obligations pursuant to any Second Lien Document.

“Junior Second Lien Agreement” means any indenture, credit agreement or other agreement, if any, designated as such by the Issuer pursuant to, and as permitted by, Section 7.2 hereof.

“Junior Second Lien Joinder Agreement” means an agreement substantially in the form of Exhibit I hereto.

“Junior Second Lien Obligations” means (i) the Senior Secured Note Obligations and (ii) any other indebtedness and related obligations, including interest, fees and expenses, of the Issuer or any Subsidiary Guarantor that is secured by a Lien on the Collateral ranking equally and ratably with the

Liens securing the Senior Secured Note Obligations (or by the same Liens that secure the Senior Secured Note Obligations, including hereunder) and that is entitled to distributions on an equal and ratable basis with the Senior Secured Note Obligations pursuant to the Security Documents or otherwise; provided that the representative of such Junior Second Lien Obligations executes a joinder agreement (including, without limitation, pursuant to Section 7.2) or amendment to, or amendment and restatement of, the applicable Security Documents and the Intercreditor Agreement, or enters into an additional intercreditor agreement with the Collateral Agent providing that any amounts received in respect of the Collateral in connection with an enforcement of the Liens securing any Second Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, subject to the Intercreditor Agreement and in accordance with Section 5.4 hereof, after payment of all indemnities, compensation and expenses (including the fees and expenses of counsel and experts) payable to the Collateral Agent, the 2010 Trustee, the 2018 Trustee, the Second Lien Credit Agreement Agent and each other trustee or agent for any class of Second Lien Obligations in their capacities as such (which shall be paid first to the Collateral Agent and then among each such trustee or agent on a pro rata basis), be distributed first to each trustee or agent for a class of Senior Second Lien Obligations for distribution to the holders thereof on a pro rata basis based on the amount of outstanding obligations of each such class until all Senior Second Lien Obligations are paid in full and only thereafter to the 2010 Trustee and each other trustee or agent for a class of Junior Second Lien Obligations for distribution to the holders thereof until all Junior Second Lien Obligations are paid in full and thereafter to Holdings. At the Issuer’s option (as certified to the Collateral Agent, each Junior Second Lien Agent and each Senior Second Lien Agent pursuant to an Officer’s Certificate), any indebtedness of the Issuer or the Subsidiary Guarantors secured by a Lien on the Collateral may be Junior Second Lien Obligations. For the avoidance of doubt, any obligations designated as Junior Second Lien Obligations pursuant to Section 7.2, subject to satisfaction of the requirements set forth therein, shall constitute Junior Second Lien Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Perfection Certificate” means that certain perfection certificate executed and delivered by the Grantors in connection with the execution and delivery of the 2010 Indenture, dated on or about the Issue Date (as defined in the 2010 Indenture).

“Required Secured Parties” means (i) until the Discharge of Senior Second Lien Obligations, the holders of a majority in aggregate principal amount of Senior Second Lien Obligations constituting Secured Obligations, voting together as a single class and (ii) from and after the Discharge of Senior Second Lien Obligations, the holders of a majority in aggregate principal amount of Junior Second Lien Obligations constituting Secured Obligations, voting together as a single class.

“Second Lien Credit Agreement Documents” means the Second Lien Credit Agreement, the Loan Documents (as defined in the Second Lien Credit Agreement) and the Security Documents.

“Second Lien Credit Agreement Obligations” means the collective reference to (i) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding), fees, costs, expenses and indemnities, including the fees and expenses of counsel) owing to the Collateral Agent, the Second Lien Credit Agreement Agent and holders of the loans and other obligations under the Second Lien Credit Agreement Documents and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Second Lien Credit Agreement Documents; (ii) any and all sums advanced by the Collateral Agent in accordance with any of the Second Lien Credit Agreement Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations or liabilities of the Grantors referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Second Lien Documents” means the Second Lien Credit Agreement Documents, the Senior Secured Note Documents, the Senior Secured Convertible Note Documents and any other document or agreement governing any other indebtedness or other obligations that may constitute Secured Obligations, including any applicable Junior Second Lien Agreement and Senior Second Lien Agreement.

“Secured Obligations” means the collective reference to (i) the Senior Secured Note Obligations, (ii) Senior Secured Convertible Note Obligations, (iii) the Second Lien Credit Agreement Obligations, (iv) all other Senior Second Lien Obligations under or in respect of any Senior Second Lien Agreement and any related agreements and documentation, and (v) all other Junior Second Lien Obligations under or in respect of any Junior Second Lien Agreement and any related agreements and documentation.

“Secured Parties” shall mean, collectively, the Collateral Agent, the 2010 Trustee, the holders of Senior Secured Notes, the Second Lien Credit Agreement Agent, the lenders and additional agents under the Second Lien Credit Agreement, the 2018 Trustee, the Holders of Senior Secured Convertible Notes, each Junior Second Lien Agent, each holder of Junior Second Lien Obligations under or pursuant to a Junior Second Lien Agreement, each Senior Second Lien Agent and each holder of Senior Second Lien Obligations under or pursuant to a Senior Second Lien Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means this Agreement, the Intercreditor Agreement and each other document entered into to grant a security interest in the Collateral or any other assets to the Collateral Agent for the benefit of the Secured Parties.

“Senior Second Lien Agent” means any Person appointed to act as trustee, agent or representative for the holders of a series of Senior Second Lien Obligations pursuant to any Second Lien Document.

“Senior Second Lien Agreement” means any indenture, credit agreement or other agreement, if any, designated as such by the Issuer pursuant to, and as permitted by, Section 7.2 hereof.

“Senior Second Lien Joinder Agreement” means an agreement substantially in the form of Exhibit I hereto.

“Senior Second Lien Obligations” means the (i) Senior Secured Convertible Note Obligations, (ii) the Second Lien Credit Agreement Obligations, and (iii) any other indebtedness and related obligations, including interest, fees and expenses, of the Issuer or any Subsidiary Guarantor that is secured by a Lien on the Collateral ranking equally and ratably with the Liens securing the obligations in respect of the Senior Secured Convertible Note Obligations (or by the same Liens that secure obligations in respect of the Senior Secured Convertible Note Obligations and Second Lien Credit Agreement Obligations, including hereunder) and that is entitled to distributions on such Lien on an equal and ratable basis with the Senior Secured Convertible Note Obligations and Second Lien Credit Agreement Obligations pursuant to the Security Documents or otherwise; provided that the representative of such Senior Second Lien Obligations executes a joinder agreement or amendment to, or amendment and restatement of, the applicable Security Documents and the Intercreditor Agreement, or enters into an additional intercreditor agreement with the Collateral Agent providing that any amounts received in respect of the Collateral in connection with an enforcement of the Liens securing any Second Lien Obligations (or received in respect of such Liens in any bankruptcy or insolvency proceeding) shall, subject to the Intercreditor Agreement and in accordance with Section 5.4 hereof, after payment of all indemnities, compensation and expenses (including the fees and expenses of counsel and experts) payable to the Collateral Agent, the 2010 Trustee, the 2018 Trustee, the Second Lien Credit Agreement Agent and each other trustee or agent for any class of Second Lien Obligations in their capacities as such (which shall be paid first to the Collateral Agent and then among each such trustee or agent on a pro rata basis), be distributed first to each trustee or agent for a class of Senior Second Lien Obligations for distribution to the holders thereof on a pro rata basis based on the amount of outstanding obligations of each such class until all Senior Second Lien Obligations are paid in full and only thereafter to the 2010 Trustee and each other trustee or agent for a class of Junior Second Lien Obligations for distribution to the holders thereof until all Junior Second Lien Obligations are paid in full and thereafter to Holdings. At the Issuer’s option (as certified to the Collateral Agent, each Junior Second Lien Agent and each Senior Second Lien Agent pursuant to an Officer’s Certificate), any indebtedness secured by a Lien on the Collateral may be Senior Second Lien Obligations. For the avoidance of doubt, any obligations designated as Senior Second Lien Obligations pursuant to Section 7.2, subject to satisfaction of the requirements set forth therein, shall constitute Senior Second Lien Obligations.

“Senior Secured Note Documents” means the Senior Secured Notes, any guarantees thereof, the 2010 Indenture and the Security Documents.

“Senior Secured Note Obligations” means the collective reference to (i) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding), fees, costs, expenses and indemnities, including the fees and expenses of counsel) owing to the Collateral Agent, the 2010 Trustee and holders of the Senior Secured Notes under the Senior Secured Note Documents and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Senior Secured Note Documents; (ii) any and all sums advanced by the Collateral Agent in accordance with any of the Senior Secured Note Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations or liabilities of the Grantors referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Senior Secured Convertible Note Documents” means the Senior Secured Convertible Notes, any guarantees thereof, the 2018 Indenture and the Security Documents.

“Senior Secured Convertible Note Obligations” means the collective reference to (i) all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding), fees, costs, expenses and indemnities, including the fees and expenses of counsel) owing to the Collateral Agent, the 2018 Trustee and holders of the Senior Secured Convertible Notes under the Senior Secured Convertible Note Documents and the due performance and compliance by the Grantors with all of the terms, conditions and agreements contained in the Senior Secured Note Convertible Documents; (ii) any and all sums advanced by the Collateral Agent in accordance with any of the Senior Secured Convertible Note Documents in order to preserve the Collateral or preserve its security interest in the Collateral; and (iii) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations or liabilities of the Grantors referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs.

“Software” means all “software” as such term is defined in the New York UCC used by any Grantor to process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral, other than software embedded in any category of goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

1.3 Perfection Certificate. The Collateral Agent, each Grantor and each Secured Party agree that the Perfection Certificate and all descriptions of Collateral therein and schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

SECTION 2. GRANT OF SECURITY INTEREST

2.1 Collateral; Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties a security interest in all of the following property now owned, or at any time hereafter acquired, by such Grantor or in which such Grantor now has, or at any time in the future may acquire, any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a) all Credit Card Accounts Receivable;

(b) all Inventory;

(c) all Chattel Paper relating to Credit Card Accounts Receivable;

(d) all Instruments relating to Credit Card Accounts Receivable;

(e) all Documents relating to any Inventory;

(f) all books and records pertaining to the Collateral; and

(g) to the extent not otherwise included, all Proceeds, insurance claims, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

2.2 No Assumption of Liability. The security interest in the Collateral granted to the Collateral Agent is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Anything contained herein to the contrary notwithstanding, each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement and the Second Lien Documents had not been executed, the exercise by Collateral Agent of any of its rights hereunder or any of the Second Lien Documents shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and the Collateral Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement or any of the Second Lien Documents, nor shall Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the other Secured Parties that:

3.1 Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and any other Permitted Lien, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or (ii) as are permitted by the Second Lien Documents.

3.2 Perfected Liens.

(a) The security interests granted pursuant to this Agreement (a) upon completion of the filings specified on Schedule 2 (which, in the case of all financing statements referred to on said Schedule 2, have been delivered to the Collateral Agent in completed form) will constitute valid perfected security interests in all of the Collateral as to which a Lien can be perfected by filing in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral in existence on the date hereof other than Permitted Liens having priority over the Liens of the Collateral Agent pursuant to applicable law or the Intercreditor Agreement.

(b) Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations, the requirements of this Agreement to deliver Collateral and any certificates, instruments or related documents to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or related documents to any First Lien Collateral Agent. The Issuer shall deliver copies of any such certificates, instruments or related documents to the Collateral Agent.

3.3 Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3. Such Grantor has furnished to the Collateral Agent a charter, certificate of incorporation or other formation document and good standing certificate dated as of a date which is recent to the date hereof.

3.4 Credit Card Accounts Receivable.

(a) No amount payable to such Grantor under or in connection with any Credit Card Accounts Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent (or, if prior to the Discharge of First Lien Obligations, to any First Lien Collateral Agent for the benefit of the Collateral Agent).

(b) Except as would not be reasonably expected to result in a material adverse effect on the business or financial condition of the Issuer and its Subsidiaries considered as a whole (a “Material Adverse Effect”), there are no facts, events or occurrences which would impair the validity of any Credit Card Accounts Receivable, or tend to reduce the amount payable thereunder from the face amount of the claim or invoice or statements delivered to the Collateral Agent (or, if prior to the Discharge of First Lien Obligations, to any First Lien Collateral Agent for the benefit of the Collateral Agent) with respect thereto (other than arising in the ordinary course of business).

3.5 Related Intellectual Property. Such Grantor owns or has a license to use all Intellectual Property which is reasonably necessary to sell the Collateral in the ordinary course. Such Grantor shall take all reasonable and necessary steps to maintain and preserve the benefit of each Trademark License, Copyright License and Patent License which relates to Intellectual Property to the extent that the use of such Intellectual Property would be reasonably necessary in connection with the Collateral Agent’s enforcement of any of its remedies under the Second Lien Documents.

3.6 Dealer Store Inventory. Except as would not be reasonably expected to result in a Material Adverse Effect, (a) all of the Inventory at each Dealer Store is owned by a Grantor free and clear of any and all Liens or claims of others except for any Permitted Liens, and (b) all such Inventory is subject to a legal, valid and perfected security interest in favor of the applicable Grantor, which is prior to any other Lien on such Inventory.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, until the Final Date:

4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Chattel Paper or transferable records, such Instrument, Chattel Paper or transferable records, shall be promptly delivered to the Collateral Agent (or, if prior to the Discharge of First Lien Obligations, to any First Lien Collateral Agent for the benefit of the Collateral Agent), duly indorsed in a manner satisfactory to the Collateral Agent (or, if prior to the Discharge of First Lien Obligations, to any First Lien Collateral Agent for the benefit of the Collateral Agent), to be held as Collateral pursuant to this Agreement.

4.2 [Intentionally Omitted].

4.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Security Documents to dispose of the Collateral.

(b) Each Grantor shall file, and if reasonably requested by the Collateral Agent will execute or authenticate and deliver to the Collateral Agent, all financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, from time to time in order to maintain a perfected security interest in the Collateral owned by such Grantor subject only to (i) Liens securing the First Lien Obligations and (ii) any other Permitted Lien. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein.

(c) Each Grantor agrees that, in the event any Grantor, pursuant to the First Lien Security Agreement, takes any action to grant or perfect a Lien in favor of any First Lien Collateral Agent in any assets that constitute Collateral (other than Proceeds in the form of cash or cash equivalents) hereunder, such Grantor shall, to the extent reasonable, take a corresponding action to grant or perfect a Lien (subject to the Intercreditor Agreement) in such Collateral in favor of the Collateral Agent to secure the Secured Obligations without the request of the Collateral Agent.

4.4 Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent, the filing of all additional financing statements and other documents necessary to maintain the validity, perfection and priority of the security interests provided for herein and other documents necessary or reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its organizational form from that of a registered entity to an unregistered entity (or from an unregistered entity to a registered entity), change its jurisdiction of organization from that referred to in Section 3.3 or change its name or organizational form.

SECTION 5. REMEDIAL PROVISIONS

5.1 Certain Matters Relating to Credit Card Accounts Receivable. At the Collateral Agent’s request (or, if prior to the Discharge of First Lien Obligations, at the request of any First Lien Collateral Agent for the benefit of the Collateral Agent), at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent (or, if prior to the Discharge of First Lien Obligations, to any First Lien Collateral Agent for the benefit of the Collateral Agent) all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Credit Card Accounts Receivable.

5.2 Communications with Obligors; Grantors Remain Liable.

(a) The Collateral Agent (or, if prior to the Discharge of First Lien Obligations, any First Lien Collateral Agent for the benefit of the Collateral Agent) in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Credit Card Accounts Receivable to verify with them to the satisfaction of the Collateral Agent the existence, amount and terms of any Credit Card Accounts Receivable.

(b) Upon the request of the Collateral Agent after the Discharge of First Lien Obligations, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Credit Card Accounts Receivable that the Credit Card Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Credit Card Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Credit Card Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Credit Card Accounts Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3 [Intentionally Omitted].

5.4 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies, or received by the Collateral Agent in respect of all or any part of the Collateral in connection with any bankruptcy, insolvency, reorganization or similar proceeding of any Grantor, shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

First, to pay all indemnities, compensation and expenses (including the fees and expenses of counsel and experts) owing to the Collateral Agent in its capacity as such in accordance with the terms of this Agreement and the other Second Lien Documents;

Second, to the 2010 Trustee in its capacity as such in accordance with the terms of the 2010 Indenture, to the Second Lien Credit Agreement Agent in its capacity as such in accordance with the terms of the Second Lien Credit Agreement, to the 2018 Trustee in its capacity as such in accordance with the terms of the 2018 Indenture and to any other Junior Second Lien Agent or Senior Second Lien Agent in its capacity as such in accordance with the terms of the applicable Junior Second Lien Agreement or Senior Second Lien Agreement, in each case ratably;

Third, to ratably pay all amounts owing to holders of Senior Second Lien Obligations (including interest, costs and attorneys’ fees owed to the holders of Senior Second Lien Obligations, whether or not a claim is allowed against the Issuer or any Grantor for such interest, fees, indemnification payments, expense reimbursements and other amounts in any related bankruptcy proceeding) in accordance with the terms of the 2018 Indenture, the Second Lien Credit Agreement and any other Senior Second Lien Agreements;

Fourth, to ratably pay all amounts owing to holders of Junior Second Lien Obligations (including interest, costs and attorneys’ fees owed to the holders of Junior Second Lien Obligations, whether or not a claim is allowed against the Issuer or any Grantor for such interest, fees, indemnification payments, expense reimbursements and other amounts in any related bankruptcy proceeding) in accordance with the terms of the 2010 Indenture and any other Junior Second Lien Agreements; and

Fifth, to pay the Issuer or to whomsoever may be lawfully entitled to receive the same.

All applications of proceeds pursuant to clause First above, clause Second above, clause Third above and clause Fourth above, respectively, shall be allocated among the applicable Secured Parties on a pro rata basis according to the principal, interest and/or other amounts owing in respect of the applicable Secured Obligations owing to such Secured Parties at the time of the distribution. In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Fourth of this Section 5.4, the Grantors shall remain liable, jointly and severally, for any deficiency.

If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 5.4.

Upon the request of the Collateral Agent prior to any distribution under this Section 5.4, each Secured Party shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in Section 5.4, that each such Secured Party believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates.

5.5 Code and Other Remedies.

(a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may (and at the direction of the Required Secured Parties shall (subject to any right of the Collateral Agent to require indemnity from such persons prior to taking any enforcement action)) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may (and at the direction of the Required Secured Parties shall (subject to any right of the Collateral Agent to require indemnity from such persons prior to taking any enforcement action)) in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay, valuation or appraisal on the part of any Grantor, which right or equity is hereby waived and released, and may credit against the purchase price the amount of any claim then due and payable from any Grantor on account of the Secured Obligations owed to the Collateral Agent, and the Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth in Section 5.4, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Collateral Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

(b) If an Event of Default shall occur and be continuing, with respect to any Collateral consisting of Inventory, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(c) If an Event of Default shall occur and be continuing, with respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may reasonably determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 6.1, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(d) If an Event of Default shall occur and be continuing, with or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 5.5, nor for any charge (such as wages for the Grantors’ employees and utilities) reasonably incurred in connection with the Collateral Agent’s exercise of its rights and remedies hereunder.

(e) For purposes of this Section 5.5, a written and fully executed agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(f) To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall have no obligation to marshal any of the Collateral or resort to any of the property or assets of any Grantor in any particular manner or order.

5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

5.7 Grant of License in Intellectual Property, Software and other Assets.

(a) For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Section 5 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) assigns and transfers to the Collateral Agent and grants the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or any other compensation to such Grantor or any Affiliate of such Grantor) to use, license or sublicense, any related Intellectual Property now owned or licensed or hereafter owned, licensed or otherwise acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (ii) irrevocably agrees that the Collateral Agent may sell any of such Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; provided that, notwithstanding the foregoing, except as provided in any agreement between the Collateral Agent and the owner or licensor of such Intellectual Property, this Agreement shall not constitute a license to use, license or sublicense, any Intellectual Property to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Intellectual Property, except to the extent that (x) the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (y) the contract, license, agreement, instrument or other document pursuant to which such Grantor was granted its rights to any such Intellectual Property was issued by a Subsidiary or Affiliate of such Grantor (and is not subject to an applicable constraint in an over-license or other agreement with a third party).

(b) For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Section 5 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby assigns and transfers to the Collateral Agent and grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or any other compensation to such Grantor or any other Person) to use, license or sublicense, any Software now owned or licensed or hereafter owned, licensed or otherwise acquired by such Grantor; provided that, notwithstanding the foregoing, except as provided in any agreement between the Collateral Agent and the owner or licensor of such Software, this Agreement shall not constitute a license to use, license or sublicense, any Software to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such Software, except to the extent that (i) the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (ii) the contract, license, agreement, instrument or other document pursuant to which such Grantor was granted its rights to any such Software was issued by a Subsidiary or Affiliate of such Grantor (and is not subject to an applicable constraint in an over-license or other agreement with a third party).

(c) Without duplication of the rights granted to the Collateral Agent in clauses (a) and (b) of this Section 5.7, and for the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Section 5 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby assigns and transfers to the Collateral Agent and grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty, rent or any other compensation to such Grantor or any other Person), to use, license or sublicense, any real property or personal property of such Grantor which does not constitute Collateral, including but not limited to, all Equipment, Fixtures, General Intangibles and Goods, whether now or hereafter owned, leased or occupied by such Grantor; provided that, notwithstanding the foregoing, except as provided in any agreement between the Collateral Agent and the owner or licensor of such real or personal property, this Agreement shall not constitute a license to use, license or sublicense, any real or personal property to the extent such license or sublicense is prohibited by or results in the termination of or requires any consent not obtained under, any lease, contract, license, agreement, instrument or other document evidencing or giving rise to such property or any rights therein, except to the extent that (i) the term in such lease, contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, or (ii) the contract, license, agreement, instrument or other document pursuant to which such Grantor was granted its rights to any such real property or personal property was issued by a Subsidiary or Affiliate of such Grantor (and is not subject to an applicable constraint in an over-license or other agreement with a third party).

SECTION 6. THE COLLATERAL AGENT

6.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to, or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Credit Card Accounts Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Credit Card Accounts Receivable or with respect to any other Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and any other Secured Party’s security interest therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) Without limitation to the Collateral Agent’s or any other Secured Party’s rights to payment, reimbursement or indemnification under any other Security Document, the expenses of the Collateral Agent incurred in connection with actions undertaken as provided in Sections 6.1 and 7.6 shall be payable by any applicable Grantor to the Collateral Agent on demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Duty of Collateral Agent. The applicable provisions of the Second Lien Documents are herein incorporated by reference and shall be applicable to the rights, obligations, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, including without limitation its right to be compensated, reimbursed, and indemnified, and are extended to, and shall be enforceable by, each agent, custodian and other person employed to act on behalf of the Collateral Agent hereunder. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. Neither the Collateral Agent nor any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, Wilmington Trust, National Association hereby agrees to act as Collateral Agent under and as defined in the 2018 Indenture upon and in accordance with the express terms and conditions contained therein and the other Senior Secured Convertible Note Documents, as applicable.

6.3 Execution of Financing Statements. Each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.

6.4 Authority of the Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Second Lien Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.5 Second Lien Obligations. The Collateral Agent shall be permitted to rely on any certificate, direction or consent delivered by any agent with respect to any series of Secured Obligations under any Second Lien Documents with respect to all matters relating to the relevant Secured Obligations.

SECTION 7. MISCELLANEOUS

7.1 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control. By its execution and delivery of this Agreement, each Junior Second Lien Agent and Senior Second Lien Agent authorizes and directs the Collateral Agent to execute and deliver the Intercreditor Agreement and perform its obligations thereunder, binding such Junior Second Lien Agent and Senior Second Lien Agents and their respective Secured Parties to the terms thereof.

7.2 Second Lien Obligations. On or after the date hereof and so long as not prohibited by the Second Lien Documents with respect to each series of Secured Obligations, the Issuer may from time to time designate any indenture, credit agreement or other contract to be a Junior Second Lien Agreement or Senior Second Lien Agreement and the indebtedness and other obligations thereunder to be secured as Junior Second Lien Obligations or Senior Second Lien Obligations, as applicable, by delivering to the Collateral Agent, each Junior Second Lien Agent and each Senior Second Lien Agent, if any, (a) a certificate signed by an Officer of the Issuer (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such agreement is designated as a Junior Second Lien Agreement or Senior Second Lien Agreement, as applicable, and such obligations are designated as (A) Secured Obligations and (B) Junior Second Lien Obligations or Senior Second Lien Obligations, as applicable, for purposes hereof, (iii) representing that such designation of such obligations as Secured Obligations and Junior Second Lien Obligations or Senior Second Lien Obligations, as applicable, complies with the terms of the Second Lien Documents with respect to each series of Secured Obligations and (iv) specifying the name and address of the Junior Second Lien Agent or Senior Second Lien Agent, as applicable, for such obligations and (b) a fully executed Junior Second Lien Joinder Agreement or Senior Second Lien Joinder Agreement, as applicable. Each Junior Second Lien

Agent and Senior Second Lien Agent that becomes party hereto pursuant to a Junior Second Lien Joinder Agreement or Senior Second Lien Joinder Agreement agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under this Agreement for such Junior Second Lien Agent or Senior Second Lien Agent and the holders of such Junior Second Lien Obligations or Senior Second Lien Obligations, and as Collateral Agent for the benefit of all Secured Parties, including without limitation, any Secured Party that holds any such Junior Second Lien Obligations or Senior Second Lien Obligations, and each such Junior Second Lien Agent or Senior Second Lien Agent, for itself and the other holders of the applicable Junior Second Lien Obligations or Senior Second Lien Obligations, agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for such Junior Second Lien Agent or Senior Second Lien Agent and the holders of such Junior Second Lien Obligations or Senior Second Lien Obligations, as set forth in each Junior Second Lien Joinder Agreement and Senior Second Lien Joinder Agreement and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and to be subject to, and, if requested, to become a party to, the Intercreditor Agreement. Notwithstanding the foregoing, it is understood that the Issuer shall not designate, or re-designate, any Senior Second Lien Agreement existing on the date hereof as a Junior Second Lien Agreement (and any related Senior Second Lien Obligations as Junior Second Lien Obligations) without the consent of the applicable Senior Second Lien Agent.

7.3 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the provisions of each Junior Second Lien Agreement and Senior Second Lien Agreement.

7.4 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be given in writing and delivered in person, sent by telecopy, delivered electronically, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

To the Collateral Agent:

Wilmington Trust, National Association, as Collateral Agent

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Sears Holdings Corporation Administrator

To any Grantor:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Facsimile: (847) 286-2055

Attention: Treasurer

With a copy to (which shall not constitute notice):

Wachtell Lipton Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Joshua A. Feltman

Any such notice, request or demand to or upon any Junior Second Lien Agent or Senior Second Lien Agent shall be addressed to such Junior Second Lien Agent or Senior Second Lien Agent at its notice address set forth in the applicable Second Lien Document.

7.5 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.6 Enforcement Expenses; Indemnification. Without limitation to the Collateral Agent’s or any other Secured Party’s rights to payment, compensation, reimbursement or indemnification under any other Security Document:

(a) each Grantor jointly and severally agrees to pay or reimburse the Collateral Agent and the other Secured Parties for all their costs and expenses incurred in collecting against any Grantor under this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Security Documents, including, without limitation, the fees and disbursements of the Secured Parties’ counsel in accordance with the terms of the Second Lien Documents;

(b) each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and the other Security Documents;

(c) each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Security Documents other than such as arise from the gross negligence or willful misconduct of such Person; and

(d) to the fullest extent permitted by applicable Law, no Grantor shall assert, and each Grantor hereby waives, any claim against the Collateral Agent and the other Secured Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Security Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby. Neither the Collateral Agent nor any other Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by the Collateral Agent or other Secured Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Security Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Collateral Agent or other Secured Party as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The agreements in this Section 7.6 shall survive repayment of the Secured Obligations and all other amounts payable under the Security Documents and the other Second Lien Documents, the replacement of the Collateral Agent, the release of the Collateral from the Liens created hereby and the termination of this Agreement.

7.7 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by each of the Second Lien Documents.

7.8 [Intentionally Omitted].

7.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail of a “PDF” file shall be effective as delivery of a manually executed counterpart of this Agreement.

7.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.11 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.12 Integration. This Agreement and the other Security Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or the other Secured Parties relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Security Documents.

7.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.14 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Security Documents to which it is a party;

(b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Security Document, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Security Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.15 Additional Grantors. Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to Section 4.06 of the 2018 Indenture or pursuant to any other Second Lien Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit II hereto to the Collateral Agent.

7.16 Releases. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Final Date. In addition, the security interests granted hereunder shall terminate and be released, in whole or in part, (i) as to the obligations under the 2010 Indenture and the Senior Secured Notes, as provided in the 2010 Indenture, (ii) as to the obligations under the Second Lien Credit Agreement, as provided in the Second Lien Credit Agreement, (iii) as to the obligations under the 2018 Indenture and the Senior Secured Convertible Notes, as provided in the 2018 Indenture and (iv) as to any other Junior Second Lien Obligations or Senior Second Lien Obligations that may become Secured Obligations, as provided in the applicable Junior Second Lien Agreement or Senior Second Lien Agreement; provided, however, that this Agreement and the security interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Issuer or other Grantor. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

7.17 Jurisdiction, Etc.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Security Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Grantor hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Issuer at its address specified pursuant to Section 13.02 of the 2018 Indenture. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Security Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Security Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.18 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR THE ACTIONS OF THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

7.19 The 2010 Trustee is executing this Agreement solely as Trustee under the 2010 Indenture. All rights, privileges, protections and immunities in favor of the 2010 Trustee under the 2010 Indenture are incorporated herein by reference. The 2018 Trustee is executing this Agreement solely as Trustee under the 2018 Indenture. All rights, privileges, protections and immunities in favor of the 2018 Trustee under the 2018 Indenture are incorporated herein by reference.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly7 executed and delivered as of the date first above written.

Grantors:

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

CALIFORNIA BUILDER APPLIANCES, INC.
FLORIDA BUILDER APPLIANCES, INC.
KMART HOLDING CORPORATION
KMART OPERATIONS LLC
SEARS OPERATIONS LLC
SEARS, ROEBUCK AND CO.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS HOLDINGS MANAGEMENT CORPORATION
SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: President

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President, Finance

[Signature Page to Security Agreement]

A&E FACTORY SERVICE, LLC
A&E HOME DELIVERY, LLC
A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC
KLC, INC.
KMART OF MICHIGAN, INC.
PRIVATE BRANDS, LTD.
SEARS BRANDS MANAGEMENT CORPORATION
SEARS PROTECTION COMPANY
SEARS PROTECTION COMPANY (FLORIDA), L.L.C.
SEARS, ROEBUCK DE PUERTO RICO, INC.
SOE, INC.
STARWEST, LLC

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

KMART.COM LLC

By:	Bluelight.com, Inc., its Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President

KMART OF WASHINGTON LLC
KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC
MYGOFER LLC

By: Kmart Corporation, its Member

By:	/s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

[Signature Page to Security Agreement]

Collateral Agent:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Junior Second Lien Agent:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as 2010 Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Senior Second Lien Agents:

COMPUTERSHARE TRUST COMPANY, N.A., as 2018 Trustee

By:	/s/ Michael A. Smith
Name: Michael A. Smith
Title:Trust Officer

JPP, LLC, as Second Lien Credit Agreement Agent

By:	/s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Member

[Signature Page to Security Agreement]

Schedule 1

GRANTORS AND NOTICE ADDRESSES OF GRANTORS

Grantor	Notice Address
Sears Roebuck Acceptance Corp.	3711 Kennett Pike Greenville, DE 19807

Kmart Corporation	3333 Beverly Road Hoffman Estates, IL 60179

Sears Holdings Corporation	3333 Beverly Road Hoffman Estates, IL 60179

A&E Factory Service, LLC	3333 Beverly Road Hoffman Estates, IL 60179

A&E Home Delivery, LLC	3333 Beverly Road Hoffman Estates, IL 60179

A&E Lawn & Garden, LLC	3333 Beverly Road Hoffman Estates, IL 60179

A&E Signature Service, LLC	3333 Beverly Road Hoffman Estates, IL 60179

California Builder Appliances, Inc.	6085 State Farm Dr., Suite 200 Rohnert Park, CA 94928

Florida Builder Appliances, Inc.	1742 W. Atlantic Blvd. Pompano Beach, FL 33069

KLC, Inc.	5000 San Dario Laredo, TX 78041

Kmart Holding Corporation	3333 Beverly Road Hoffman Estates, IL 60179

Kmart of Michigan, Inc.	3333 Beverly Road Hoffman Estates, IL 60179

Kmart of Washington LLC	3333 Beverly Road Hoffman Estates, IL 60179

Kmart Operations LLC	3333 Beverly Road Hoffman Estates, IL 60179

Kmart Stores of Illinois LLC	3333 Beverly Road Hoffman Estates, IL 60179

Kmart Stores of Texas LLC	3333 Beverly Road Hoffman Estates, IL 60179

Kmart.com LLC	3333 Beverly Road Hoffman Estates, IL 60179

Grantor	Notice Address
MyGofer LLC	3333 Beverly Road Hoffman Estates, IL 60179

Private Brands, Ltd.	3333 Beverly Road Hoffman Estates, IL 60179

Sears Brands Management Corporation	3333 Beverly Road Hoffman Estates, IL 60179

Sears Holdings Management Corporation	3333 Beverly Road Hoffman Estates, IL 60179

Sears Home Improvement Products, Inc.	3333 Beverly Road Hoffman Estates, IL 60179

Sears Operations LLC	3333 Beverly Road Hoffman Estates, IL 60179

Sears Protection Company	3333 Beverly Road Hoffman Estates, IL 60179

Sears Protection Company (Florida), L.L.C.	3333 Beverly Road Hoffman Estates, IL 60179

Sears, Roebuck and Co.	3333 Beverly Road Hoffman Estates, IL 60179

Sears, Roebuck de Puerto Rico, Inc.	Montehiedra Town Center-Kmart 2nd Flr. 9410 Avenida Los Romeros San Juan, PR 00926

SOE, Inc.	9025 S. Kyrene Road Tempe, AZ 85284

StarWest, LLC	9025 S. Kyrene Road Tempe, AZ 85284

Schedule 2

FILINGS

Uniform Commercial Code Filings

UCC-1 Financing Statements to be filed against the Grantors specified below with the Secretary of State of the jurisdictions set forth next to such Grantor’s name:

Grantor	Jurisdiction
Sears Roebuck Acceptance Corp.	Delaware

Kmart Corporation	Michigan, Puerto Rico and Guam

Sears Holdings Corporation	Delaware

A&E Factory Service, LLC	Delaware

A&E Home Delivery, LLC	Delaware

A&E Lawn & Garden, LLC	Delaware

A&E Signature Service, LLC	Delaware

California Builder Appliances, Inc.	Delaware

Florida Builder Appliances, Inc.	Delaware

KLC, Inc.	Texas

Kmart Holding Corporation	Delaware

Kmart of Michigan, Inc.	Michigan

Kmart of Washington LLC	Washington

Kmart Operations LLC	Delaware

Kmart Stores of Illinois LLC	Illinois

Kmart Stores of Texas LLC	Texas

Kmart.com LLC	Delaware

MyGofer LLC	Delaware

Private Brands, Ltd.	Delaware

Sears Brands Management Corporation	Delaware and Puerto Rico

Sears Holdings Management Corporation	Delaware and Puerto Rico

Sears Home Improvement Products, Inc.	Pennsylvania

Sears Operations LLC	Delaware

Sears Protection Company	Illinois

Sears Protection Company (Florida), L.L.C.	Florida

Sears, Roebuck and Co.	New York, Puerto Rico and Guam

Sears, Roebuck de Puerto Rico, Inc.	Delaware and Puerto Rico

SOE, Inc.	Delaware

StarWest, LLC	Delaware

Schedule 3

LOCATION OF JURISDICTION OF ORGANIZATION

Grantor	Jurisdiction of Organization	Identification Number

Sears Roebuck Acceptance Corp.	Delaware	0506120

Kmart Corporation	Michigan	142467

Sears Holdings Corporation	Delaware	3881360

A&E Factory Service, LLC	Delaware	3457178

A&E Home Delivery, LLC	Delaware	3877029

A&E Lawn & Garden, LLC	Delaware	3748766

A&E Signature Service, LLC	Delaware	3748765

California Builder Appliances, Inc.	Delaware	2862479

Florida Builder Appliances, Inc.	Delaware	2143982

KLC, Inc.	Texas	1276656

Kmart Holding Corporation	Delaware	3648953

Kmart of Michigan, Inc.	Michigan	33800A

Kmart of Washington LLC	Washington	602292492

Kmart Operations LLC	Delaware	5671829

Kmart Stores of Illinois LLC	Illinois	00912026

Kmart Stores of Texas LLC	Texas	800200422

Kmart.com LLC	Delaware	3138594

MyGofer LLC	Delaware	4631467

Private Brands, Ltd.	West Virginia	110640

Sears Brands Management Corporation	Delaware	0617118

Sears Holdings Management Corporation	Delaware	4041132

Sears Home Improvement Products, Inc.	Pennsylvania	2204417

Sears Operations LLC	Delaware	5671833

Sears Protection Company	Illinois	61825622

Sears Protection Company (Florida), L.L.C.	Florida	L03000020977

Sears, Roebuck and Co.	New York	NONE

Sears, Roebuck de Puerto Rico, Inc.	Delaware	0561919

SOE, Inc.	Delaware	3816328

StarWest, LLC	Delaware	3833707

EXHIBIT I

[Form of]

[JUNIOR SECOND LIEN]/[SENIOR SECOND LIEN] JOINDER AGREEMENT

The undersigned (the “[Junior Second Lien]/[Senior Second Lien] Agent”) is the [agent/trustee/representative] for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Amended and Restated Security Agreement, dated as of March 20, 2018 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Sears Holdings Corporation, the other Grantors party thereto, Wilmington Trust, National Association, as Collateral Agent (the “Collateral Agent”) and the other agents party thereto.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the [Junior Second Lien]/[Senior Second Lien] Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the obligations thereunder and under the ancillary documents referred to therein, the “New Secured Obligations”) and to act as the [Junior Second Lien]/[Senior Second Lien] Agent for the New Secured Parties hereunder and under the Security Agreement;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement;

(iii) irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges, for itself and the other New Secured Parties, the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as [Junior Second Lien]/[Senior Second Lien] Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 7.4 of the Security Agreement are as follows:

[name and address of [Junior Second Lien]/[Senior Second Lien] Agent]

IN WITNESS WHEREOF, the undersigned has caused this [Junior Second Lien]/[Senior Second Lien] Joinder Agreement to be duly executed by its authorized officer as of the         day of    , 20    .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this [Junior Second Lien]/[Senior Second Lien] Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                         ].

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT II

FORM OF ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [                    , 20    ], made by [                    ] (the “Additional Grantor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”), for the benefit of the Secured Parties pursuant to the Security Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Security Agreement.

W I T N E S S E T H

WHEREAS, Sears Holdings Corporation (“Holdings”) and certain of its Subsidiaries (other than the Additional Grantor) have entered into that certain Amended and Restated Security Agreement, dated as of March 20, 2018 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Security Agreement and/or the applicable Second Lien Documents (as defined in the Security Agreement) requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement.

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.15 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder, and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all Collateral of such Additional Grantor to secure the Secured Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is, as to such Additional Grantor, true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Remainder of Page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3